                                                                  EXHIBIT 11


                  OMEGA HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share



                                                                  Three Months Ended                  Six Months Ended
                                                                       June 30                             June 30
                                                              --------------------------         ----------------------------
                                                                 1999             1998               1999             1998
                                                                 ----             ----               ----             ----

Basic:
     Net earnings from continuing                             $  692,381        $  635,680        $1,285,932        $1,209,068
     operations
     Shares:
        Weighted average number of shares outstanding          8,992,347         8,715,994         8,991,474         8,715,408
                                                              ----------        ----------        ----------        ----------

Basic earnings per common share:                                  $0. 08        $     0.07        $     0.14        $     0.14
                                                              ==========        ==========        ==========        ==========

Diluted:
     Net earnings from continuing operations                  $  692,381           635,680        $1,285,932         1,209,068

     Shares:
        Weighted average number of shares outstanding          8,992,347         8,715,994         8,991,474         8,715,408
        Assuming exercise of warrants and options, net
          of number of shares which could have been
          purchased with the exercise of such options
          (using average market price)                           182,107           176,421           109,779           177,007
                                                              ----------        ----------        ----------        ----------
        Weighted average number of shares, adjusted            9,174,454         8,892,415         9,101,253         8,892,415
                                                              ----------        ----------        ----------        ----------

Diluted earnings per common share
   and common equivalent share:                               $     0.08        $     0.07        $     0.14        $     0.14
                                                              ==========        ==========        ==========        ==========
